EXHIBIT B10a

[SUTHERLAND]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: thomas.bisset@sutherland.com

September 25, 2008

VIA EDGAR

COUNTRY Investors Life Assurance Company

1701 N. Towanda Avenue

Bloomington, IL 61702-2000

Re:	COUNTRY Investors Variable Annuity Account

(File No. 333-104424)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 for COUNTRY Investors Variable Annuity Account (File No. 333-104424). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/S/ THOMAS E. BISSET
By:	Thomas E. Bisset